UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                                 Current Report
     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of
earliest event reported):     June 5, 2007

                            Brown-Forman Corporation
             (Exact name of registrant as specified in its charter)

   Delaware                  002-26821            61-0143150
(State or other            (Commission         (I.R.S. Employer
 jurisdiction of            File Number)       Identification No.)
 incorporation)

 850 Dixie Highway, Louisville, Kentucky           40210
(Address of principal executive offices)         (Zip Code)

Registrant's telephone number, including area code (502) 585-1100


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition

Brown-Forman Corporation issued a press release today, June 5, 2007 reporting results of its operations for the fiscal year and fiscal quarter ended April 30, 2007. A copy of this Brown-Forman Corporation press release is attached hereto as Exhibit 99.1.


Item 9.01.  Financial Statements and Exhibits

 (a)      Not applicable.
 (b)      Not applicable.
 (c)      Exhibits.
          99.1     Press Release, dated June 5, 2007



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       Brown-Forman Corporation
                                            (Registrant)


Date:   June 5, 2007                       By:  /s/ Nelea A. Absher
                                                Nelea A. Absher
                                                Vice President and
                                                Assistant Corporate Secretary



Exhibit Index
99.1 Press Release, dated June 5, 2007, issued by Brown-Forman Corporation, reporting results of operations for the fiscal year and fiscal quarter ended April 30, 2007.

                                                                 Exhibit 99.1

FOR IMMEDIATE RELEASE


BROWN-FORMAN FISCAL 2007 UNDERLYING(1) EARNINGS PER SHARE UP 11;
REPORTED EARNINGS PER SHARE INCREASE 1%

June 5, 2007 - Brown-Forman Corporation reported record earnings of $3.22 per share from continuing operations for the fiscal year ended April 30, 2007, driven by continued volume growth and margin improvement from the company's premium brands. Diluted earnings per share from continuing operations for the full year were up 1% on a reported basis and 11% on an underlying basis.

The company exceeded previously provided earnings guidance for continuing operations as detailed below:

                                   Fiscal 2007 Diluted Earnings Per Share
                                      March Outlook             Actual

Base Continuing Operations           $3.20  -  $3.30            $3.35
Casa Herradura(2) Impact            ($0.14) - ($0.18)          ($0.13)
Projected/Reported                   $3.02  -  $3.16            $3.22


--------
(1) Underlying earnings per share represent diluted reported earnings per share in accordance with GAAP, adjusted for certain items. A reconciliation from reported to underlying earnings per share (a non-GAAP measure) for the full year, and the reasons why management believes these adjustments to be useful to the reader, are included in Schedule A and the Notes to this press release.

(2) References to Casa Herradura include all brands (el Jimador, Herradura, New Mix, Antiguo, Suave 35 and other brands) and operations acquired in January, 2007

Fiscal 2007 revenues and gross profit were up 16% and 13%, respectively. Gross profit grew $173 million, reflecting double-digit gains for Jack Daniel's, Southern Comfort, Finlandia, and the company's Jack Daniel's & Cola ready-to-drink product sold primarily in Australia. The improvement in gross profit for these brands was due to volume growth, margin expansion, and favorable foreign currency fluctuations. The fiscal 2007 acquisitions of Chambord liqueur and the Casa Herradura brands also contributed to the year-over-year increases in revenues and gross profit.

Advertising expenses increased 12% for the year due to incremental investments behind the company's premium global brands and spending on the recently acquired Chambord and Casa Herradura family of brands. SG&A grew 14% for the year, due in large part to the company's global distribution initiatives. Operating income from continuing operations increased $39 million, up 7% for the year.

Reported results from continuing operations in the current and prior year included several items that management believes were not representative of underlying earnings growth. Consistent with past practice, the company excludes these items to provide an informative measure of underlying growth (see Schedule
A).

Jack Daniel's, Southern Comfort, and Finlandia achieved record profit levels for the fiscal year. Favorable exchange trends and higher volumes and pricing contributed to double-digit gross profit growth for each of the brands. Global depletions for Jack Daniel's were up 6% over the prior year. In the U.S., depletions improved in the low-single-digits, while international depletions grew at a double-digit rate. Depletion growth rates were particularly strong in Germany, France, South Africa, Italy, Russia, and Japan.

Southern Comfort global depletions grew 3%, with mid-single digit gains in the U.S. and South Africa. Finlandia volumes were up 15% globally, led by strong double-digit growth in Poland, the brand's largest market.

Depletions for the company's mid-priced brands were flat for the year, as 5% depletion growth for both Fetzer Valley Oaks and Korbel was offset by declines for Canadian Mist, Bolla, and Early Times. Depletions for the company's super-premium brands grew at a double-digit rate, behind continued growth for all brands in this category, most notably Sonoma-Cutrer and Woodford Reserve.

The following chart summarizes the fiscal 2007 worldwide depletions (depletions are shipments from wholesaler distributors to retail customers, and are commonly regarded in the industry as an approximate measure of consumer demand) for Brown-Forman's largest volume brands:

                                    Nine-Liter              % Change vs
       Brand                       Cases (000s)             Fiscal 2006

   Jack Daniel's                       9,075                     6%
   Southern Comfort                    2,465                     3%
   Finlandia                           2,440                    15%
   Fetzer Valley Oaks                  2,295                     5%
   Canadian Mist                       1,945                    (4%)
   Jack Daniel's & Cola                1,925                    28%


Reported fourth quarter diluted earnings per share from continuing operations were $0.56, down 9% from the same period last year. However, adjusting quarterly comparisons for the impact of acquisitions, favorable foreign currency fluctuations and last year's gain associated with changes in the company's Australian distribution operation, underlying earnings growth for the fourth quarter was 11%(3).

Fiscal 2008 Outlook

Global trends for our premium beverage portfolio remain strong, and we continue to believe there are excellent opportunities to invest behind our brands. We anticipate earnings in the range of $3.53 to $3.68 per share for fiscal 2008, representing growth of 8% to 13% over comparable fiscal 2007 earnings of $3.27 per share. This outlook excludes the projected earnings dilution of $0.13 to $0.18 per share associated with the Casa Herradura acquisition, two-thirds of which we expect to be transition-related costs. These costs will include integration and compliance expenditures and non-cash charges associated with the purchase of distribution rights for the Herradura brand in the U.S.

--------
(3) Underlying earnings per share represent diluted reported earnings per share in accordance with GAAP, adjusted for certain items. A reconciliation from reported to underlying earnings per share (a non-GAAP measure) for the fourth quarter, and the reasons why management believes these adjustments to be useful to the reader, is included in Schedule B and the Notes to this press release.

Including anticipated dilution from the Casa Herradura acquisition, the company expects fiscal 2008 earnings of $3.35 to $3.55 per share, representing growth of 7 to 13% over comparable 2007 earnings.

                                                              Fiscal        Fiscal 2008
                                                               2007           Outlook

GAAP Reported Earnings Per Share                               $3.22
Gain on sale of winery assets                                 ($0.08)
                                                              -------
Adjusted Earnings Per Share including Casa Herradura           $3.14        $3.35 - $3.55    7-13% growth
Costs associated with the Casa Herradura acquisition           $0.13        $0.18 - $0.13
                                                              -------
Adjusted Earnings Per Share excluding Casa Herradura           $3.27        $3.53 - $3.68    8-13% growth
                                                              =======

Our full-year earnings expectations are moderated by our expectations for a higher effective tax rate, anticipated higher raw material costs, and the absence of $0.06 of interest income earned in fiscal 2007 on proceeds held from the sale of Lenox, which was distributed to shareholders on May 10, 2007.

Brown-Forman  will host a  conference  call to discuss the results at 10:00 a.m.
(EDT) this morning. All interested parties in the U.S. are invited to join the conference call by dialing 888-624-9285 and asking for the Brown-Forman call. International callers should dial 706-679-3410 and ask for the Brown-Forman call. No password is required. The company suggests that participants dial in approximately ten minutes in advance of the 010:00 a.m. start of the conference call.

A live audio broadcast of the conference call will also be available via Brown-Forman's Internet Web site, www.brown-forman.com, through a link to "Investors/Information." For those unable to participate in the live call, a replay will be available by calling 800-642-1687 (U.S.) or 706-645-9291 (international). The identification code is 9424319. A digital audio recording of the conference call will also be available on the Web site approximately one hour after the conclusion of the conference call. The replay will be available for at least 30 days following the conference call.

Brown-Forman Corporation is a diversified producer and marketer of fine quality consumer products, including Jack Daniel's, Southern Comfort, Finlandia Vodka, Tequila Herradura, el Jimador Tequila, Canadian Mist, Fetzer and Bolla Wines, and Korbel California Champagnes.

IMPORTANT NOTE ON FORWARD-LOOKING STATEMENTS:

This release contains statements, estimates, or projections that constitute "forward-looking statements" as defined under U.S. federal securities laws. Generally, the words "expect," "believe," "intend," "estimate," "will," "anticipate," and "project," and similar expressions identify a forward-looking statement, which speaks only as of the date the statement is made. Except as required by law, we do not intend to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. We believe that the expectations and assumptions with respect to our forward-looking statements are reasonable. But by their nature, forward-looking statements involve known and unknown risks, uncertainties and other factors that in some cases are out of our control. These factors could cause our actual results to differ materially from Brown-Forman's historical experience or our present expectations or projections. Here is a non-exclusive list of such risks and uncertainties:

 - changes in general economic conditions, particularly in the United States where we earn a significant portion of our profits;
 - lower consumer confidence or purchasing in the wake of higher energy prices or catastrophic events;
 - tax increases, whether at the federal or state level or in major international markets and/or tariff barriers or other restrictions affecting beverage alcohol;
 - limitations and restrictions on distribution of products and alcohol marketing, including advertising and promotion, as a result of stricter governmental policies adopted either in the United States or in international markets;
 - adverse developments in the class action lawsuits filed against Brown-Forman and other spirits, beer and wine manufacturers alleging that our industry conspired to promote the consumption of alcohol by those under the legal drinking age;
 - a strengthening U.S. dollar against foreign currencies, especially the British Pound, Euro, Australian Dollar, and the Mexican Peso;
 - reduced bar, restaurant, hotel and travel business, including travel retail, in the wake of terrorist attacks;
 - lower consumer confidence or purchasing associated with high energy prices;
 - longer-term, a change in consumer preferences, social trends or cultural trends that results in the reduced consumption of our premium spirits brands;
 - changes in distribution arrangements in major markets that limit our ability to market or sell our products;
 - adverse impact on performance and reported results as a consequence of integrating acquisitions and ensuring their conformance to the company's trade practice standards, financial controls environment and U.S. public company requirements;
 - increases in the price of energy or raw materials, including grapes, grain, wood, glass, and plastic;
 - excess wine inventories or a world-wide oversupply of grapes or agave;
 - termination of our rights to distribute and market agency brands included in our portfolio;
 - counterfeit production of our products and any resulting negative effect on our intellectual property rights or brand equity; and
 - adverse developments as a result of state or federal investigations of beverage alcohol industry trade practices of suppliers, distributors and retailers.

                            Brown-Forman Corporation
                 Unaudited Consolidated Statements of Operations
                 (Dollars in millions, except per share amounts)

                                       Three Months Ended
                                            April 30,
                                      2006           2007         Change
                                     ------         ------        ------
CONTINUING OPERATIONS
   Net sales                         $585.1         $690.8          18%
   Gross profit                       323.0          361.9          12%
   Advertising expenses                80.1           93.9          17%
   Selling, general, and
    administrative expenses           140.8          158.9          13%
   Other (income) expense, net         (0.6)           0.5
      Operating income                102.7          108.6           6%
   Interest (income) expense, net      (0.3)          10.9
      Income before income taxes      103.0           97.7          (5%)
   Income taxes                        27.3           28.4
      Net income                       75.7           69.3          (8%)

   Earnings per share:
      Basic                           0.619          0.563          (9%)
      Diluted                         0.611          0.557          (9%)


DISCONTINUED OPERATIONS
   Net income (loss)                   $2.7          $(2.5)

   Earnings (loss) per share:
      Basic                           0.022         (0.020)
      Diluted                         0.022         (0.020)


TOTAL COMPANY
   Net income                         $78.4          $66.8         (15%)

   Earnings per share:
      Basic                           0.641          0.543         (15%)
      Diluted                         0.633          0.537         (15%)


                                     (more)

                            Brown-Forman Corporation
                 Unaudited Consolidated Statements of Operations
                 (Dollars in millions, except per share amounts)

                                           Year Ended
                                            April 30,
                                      2006           2007         Change
                                     ------         ------        ------
CONTINUING OPERATIONS
   Net sales                       $2,412.2       $2,806.1          16%
   Gross profit                     1,308.3        1,480.8          13%
   Advertising expenses               323.3          361.1          12%
   Selling, general, and
    administrative expenses           469.2          537.0          14%
   Other (income), net                (47.4)         (19.6)
      Operating income                563.2          602.3           7%
   Interest expense, net                3.5           16.3
      Income before income taxes      559.7          586.0           5%
   Income taxes                       164.2          185.9
      Net income                      395.5          400.1           1%

   Earnings per share:
      Basic                           3.239          3.257           1%
      Diluted                         3.204          3.222           1%


DISCONTINUED OPERATIONS
   Net loss                          $(75.1)        $(10.6)

   Loss per share:
      Basic                          (0.615)        (0.087)
      Diluted                        (0.608)        (0.086)


TOTAL COMPANY
   Net income                        $320.4         $389.5          22%

   Earnings per share:
      Basic                           2.624          3.170          21%
      Diluted                         2.596          3.136          21%


                                     (more)

                            Brown-Forman Corporation
                 Unaudited Condensed Consolidated Balance Sheets
                              (Dollars in millions)

                                                 April 30,           April 30,
                                                   2006                2007
                                                  ------              ------
Assets:
Cash and cash equivalents                        $  475              $  283
Short-term investments                              160                  86
Accounts receivable, net                            323                 404
Inventories                                         511                 694
Other current assets                                140                 181
                                                  -----               -----
     Total current assets                         1,609               1,648

Property, plant, and equipment, net                 425                 506
Goodwill                                            192                 670
Other intangible assets                             325                 684
Prepaid pension cost                                146                  23
Other assets                                         31                  33
                                                  -----               -----
     Total assets                                $2,728              $3,564
                                                  =====               =====

Liabilities:
Accounts payable and accrued expenses            $  289              $  361
Accrued income taxes                                 49                  27
Payable to shareholders                              --                 204
Short-term borrowings                               225                 405
Current portion of long-term debt                    --                 350
Other current liabilities                             6                  --
                                                  -----               -----
     Total current liabilities                      569               1,347

Long-term debt                                      351                 422
Deferred income taxes                               133                  69
Accrued postretirement benefits                      78                 123
Other liabilities                                    34                  30
                                                  -----               -----
     Total liabilities                            1,165               1,991

Stockholders' equity                              1,563               1,573
                                                  -----               -----

Total liabilities and stockholders' equity       $2,728              $3,564
                                                  =====               =====

                                     (more)

                            Brown-Forman Corporation
            Unaudited Condensed Consolidated Statements of Cash Flows
              (including cash flows from discontinued operations)
                              (Dollars in millions)

                                                              Year Ended
                                                               April 30,
                                                         2006            2007
                                                        ------          ------
Cash flows from operating activities:
   Continuing operations                                 $361            $349
   Discontinued operations                                (18)              6
                                                        -----           -----
         Cash provided by operating activities            343             355

Cash flows from investing activities:
   Acquisition of businesses                               --          (1,045)
   Net (increase) decrease in short-term investments     (160)             74
   Proceeds from sale of discontinued operations          205              12
   Additions to property, plant, and equipment            (51)            (58)
   Other                                                    3             (21)
                                                        -----           -----
         Cash (used for) investing activities             (3)          (1,038)

Cash flows from financing activities:
   Net (decrease) increase in debt                        (55)            597
   Dividends paid                                        (128)           (143)
   Other                                                   23              33
                                                        -----           -----
         Cash (used for) provided by
          financing activities                           (160)            487

Effect of exchange rate changes
 on cash and cash equivalents                              --               4
                                                        -----           -----

Net increase (decrease) in cash and cash equivalents      180            (192)

Cash and cash equivalents, beginning of period            295             475
                                                        -----           -----
Cash and cash equivalents, end of period                 $475            $283
                                                        =====           =====


                                     (more)

                            Brown-Forman Corporation
                           Continuing Operations Only
                      Supplemental Information (Unaudited)
                 (Dollars in millions, except per share amounts)


                                                        Three Months Ended
                                                             April 30,
                                                    2006                  2007
                                                   ------                ------

Depreciation and amortization                       $11.0                 $13.0

Excise taxes                                       $122.5                $142.4

Effective tax rate                                  26.6%                 29.1%

Cash dividends paid per common share              $0.2800               $0.3025

Shares (in thousands) used in the
calculation of earnings per share
   - Basic                                        122,288               123,044
   - Diluted                                      123,787               124,236


                                                            Year Ended
                                                             April 30,
                                                    2006                  2007
                                                   ------                ------

Depreciation and amortization                       $42.4                 $44.8

Excise taxes                                       $468.4                $588.5

Effective tax rate                                  29.3%                 31.7%

Cash dividends paid per common share               $1.050                $1.165

Shares (in thousands) used in the
calculation of earnings per share
   - Basic                                        122,094               122,868
   - Diluted                                      123,439               124,201


These figures have been prepared in accordance with the company's customary accounting practices.

                                   Schedule A

                            Brown-Forman Corporation
                            Supplemental Information

                                          Full Year Diluted Earnings Per Share
                                               from Continuing Operations
                                           Fiscal        Fiscal
                                            2006          2007       % Change

Reported GAAP                              $3.20          $3.22          1%

Australian distribution transition         (0.15)
Glenmorangie distribution termination      (0.11)
Gain on sale of winery assets              (0.04)         (0.08)
Trade inventory levels                     (0.05)         (0.01)
Foreign exchange                                          (0.13)
Acquisitions(4)                                            0.15

Underlying(5)                              $2.85          $3.15         11%


                                   Schedule B

                            Brown-Forman Corporation
                            Supplemental Information

                                             Q4 Diluted Earnings Per Share
                                               from Continuing Operations
                                          Q4 2006        Q4 2007      % Change

Reported GAAP                              $0.61          $0.56         (9%)

Australian distribution transition         (0.01)
Foreign exchange                                          (0.02)
Acquisitions(6)                                            0.12

Underlying(5)                              $0.60          $0.66         11%




--------
(4) Includes $0.02 for Chambord and $0.13 for Casa Herradura.
(5) Management believes that disclosing this measure of earnings per share is important because it more accurately reflects the underlying operations and growth of the company.
(6) Includes $0.01 for Chambord and $0.11 for Casa Herradura.

Notes to Schedule A and B:

Australian distribution transition - Refers to the gain recorded during fiscal 2006 associated with changes in our distribution operations in Australia. The gain represents the receipt of a contractual termination payment, net of the loss of gross profits associated with the change in timing of revenue recognition for shipments to this now wholly-owned operation. We believe this item creates a disproportionate effect on underlying business results, making comparisons difficult to understand for the reader. In addition, we believe that excluding this gain provides helpful information in forecasting and planning the growth expectations of the company.

Glenmorangie distribution termination - Refers to the gain recorded during fiscal 2006 associated with consideration received from the brand owner for the termination of the company's distribution and marketing rights for the Glenmorangie family of brands. We believe this item created a disproportionate effect on underlying business results, making comparisons difficult to understand for the reader. In addition, we believe that excluding this gain provides helpful information in forecasting and planning the growth expectations of the company.

Gain on sale of winery assets - Refers to the gain recorded during fiscal 2006 associated with the company's sale of the former Jekel winery, and the net gain recorded during fiscal 2007 associated with the sale of an Italian winery used in the production of Bolla wines. We believe these items create a disproportionate effect on underlying business results, making comparisons difficult to understand for the reader. In addition, we believe that excluding these gains provides helpful information in forecasting and planning the growth expectations of the company.

Trade inventory levels - Refers to the estimated financial impact of changes in wholesale trade inventories for the company's brands in markets where we use third-party distributors. It does not reflect any changes in markets where the company sells direct to the retail trade, such as the UK, Australia, Germany and Poland. We believe it is important to make this adjustment in order for management and investors to understand the results of our business without distortions that can arise from varying levels of wholesale inventories.

Foreign exchange - Refers to net gains and losses incurred by the company relating to sales and purchases in currencies other than the U.S. Dollar. We use the measure to understand the growth of the business on a constant dollar basis as fluctuations in exchange rates distort the underlying growth of our business (both positively and negatively). To neutralize the effect of foreign exchange fluctuations, we have historically translated current year results at prior year rates. While we recognize that foreign exchange volatility is a reality for a global company, we routinely review our company performance on a constant dollar basis. We believe this allows both management and our investors to understand better our company's growth trends.

Acquisitions - Refers to the various costs (primarily transition and interest expense) associated with the acquisitions of the Casa Herradura brands and Chambord. We believe brand acquisitions can create a disproportionate effect on underlying business results, making comparisons difficult to understand for the reader. In addition, we believe that excluding the acquisition costs of Chambord and Casa Herradura brands provide helpful information in forecasting and planning the growth expectations of the company.

The company cautions that non-GAAP measures should be considered in addition to, but not as a substitute for, the company's reported GAAP results.

                                   Schedule C

                            Brown-Forman Corporation
                           Continuing Operations Only
                            Supplemental Information
                              (Dollars in millions)


                                                        Three Months Ended
                                                             April 30,
                                                    2006                  2007
                                                   ------                ------
CONTINUING OPERATIONS

Net sales                                          $585.1                $690.8

Excise taxes                                       (122.5)               (142.4)

Net sales (stripped of excise taxes)                462.6                 548.4

Gross profit (as reported)                          323.0                 361.9

Gross margin (stripped net sales basis)             69.8%                 66.0%


                                                            Year Ended
                                                             April 30,
                                                    2006                  2007
                                                   ------                ------
CONTINUING OPERATIONS

Net sales                                        $2,412.2              $2,806.1

Excise taxes                                       (468.4)               (588.5)

Net sales (stripped of excise taxes)              1,943.8               2,217.6

Gross profit (as reported)                        1,308.3               1,480.8

Gross margin (stripped net sales basis)             67.3%                 66.8%